Exhibit 99.2

CHANGE OF CONTROL AGREEMENT

THIS AGREEMENT dated as of this ___ day of _________ , 2006, between TASTY BAKING COMPANY, a Pennsylvania corporation (the “Company”), and ________________(the “Executive”).

Background

Executive serves as _________________________________ of the Company and, as such, has made and is currently making a significant contribution to the Company’s business. The Company considers the recruitment and maintenance of an able and experienced executive group to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Company recognizes that there is a possibility of a change in control of the Company and that the uncertainty and questions which such a possibility raise make the recruitment of senior executives more difficult and/or may result in the departure or distraction of senior executives to the detriment of the Company and its shareholders.

The Company has determined that appropriate steps should be taken to recruit and to reinforce and encourage the continued dedication of key executives by providing for severance payments in the event of termination of employment because of a change of control of the Company. Executive is willing to enter into a change of control agreement with the Company upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the mutual benefits herein provided, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

Section 1. Term. This Agreement shall commence on the date hereof and shall remain in effect until terminated in one of the following ways:

(a) Executive’s death or Executive’s total disability within the meaning of the Company’s Long Term Disability Plan; or

(b) Executive’s employment is terminated for cause (as defined in Section 4(c) below) at any time or Executive otherwise leaves the Company’s employ on a voluntary basis other than as provided in Section 4(a), (b) or (e) below.

Section 2. Definition of “Change of Control”. A “Change of Control” of the Company shall be deemed to occur:

(a) upon any change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A or Item 5.01 of Form 8-K (or any successor provisions thereto) promulgated under the Securities Exchange Act of 1934, as amended and the regulations thereunder (“Exchange Act”);

(b) upon the acquisition by any person or group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the Company’s outstanding securities then entitled to vote generally in the election of directors, excluding, however, acquisitions by the Company or any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Company, or by a corporation pursuant to a reorganization, merger, consolidation, division or issuance of securities if the conditions described in clauses (e) (i) and (ii) below are satisfied;

(c) if individuals who constitute the Board of Directors of the Company (“Board”) as of the date hereof (“Incumbent Board”), cease for any reason to constitute at least a majority of the Board during any two (2) year period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board;

(d)  the consummation of a sale of all or substantially all of the assets of the Company or the complete liquidation or dissolution of the Company; or

(e) upon a reorganization, merger, consolidation, division, or issuance of securities, in each case unless following such transaction (i) not less than sixty percent (60%) of the outstanding equity securities of the corporation resulting from or surviving such transaction and of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by the holders of the Company common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction, and (ii) at least a majority of the members of the board of directors of the resulting or surviving corporation were members of the Incumbent Board.

Section 3. At-Will Employment and Duties. During Executive’s employment, Executive shall have such duties, responsibilities and authority and shall perform such services for the Company as are consistent with Executive’s background, training and experience and as may from time to time be assigned to Executive by the President. The Company and Executive acknowledge and agree that this Agreement does not constitute a contract for future employment, and that Executive’s employment is and shall continue to be at-will, as defined by applicable law. If the Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, compensation, benefits, damages or awards under this Agreement other than as expressly provided by this Agreement, or otherwise as may be established under the Company’s then existing employee benefit plans or policies applicable to executive officers at the time of termination.

Section 4.  Termination of Employment upon a Change of Control.

(a) If within one (1) year following a Change of Control (i) Executive’s employment is terminated by the Company other than for cause (as defined in Section 4(c) hereof), or (ii) Executive terminates her employment for “good reason” (as defined in Section 4(d) hereof), then Executive shall be entitled to receive those payments, compensation and benefits set forth in Section 5 as severance and in lieu of any other damages which Executive may suffer as a direct or indirect result of the termination of Executive’s employment with the Company.

(b) In addition to and notwithstanding the provisions of Section 4(a) above, Executive shall have the right to terminate her employment with the Company at any time beginning six (6) months after a Change of Control and ending twelve (12) months after such Change of Control, for any or no reason, by providing not less than thirty (30) days written notice to the Company and upon such termination Executive shall be entitled to receive those payments, compensation and benefits set forth in Section 5 as severance and in lieu of any other damages which Executive may suffer as a direct or indirect result of the termination of Executive’s employment with the Company.

(c) Executive’s employment may be terminated for cause at any time in which case Executive shall have no right to any payment under this Agreement. “Cause” shall mean:

(i) Executive’s conviction in a court of law of any crime or offense which constitutes a felony, which conviction, in the good faith judgment of the Board, makes her unfit for continuing employment, prevents her from effectively performing her duties for the Company, or materially and adversely affects the reputation or business activities of the Company;

(ii) Dishonesty or willful misconduct which materially and adversely affects the reputation or business activities of the Company and which continues after written notice thereof to Executive (provided that prior to termination for such reason, the Company shall give Executive written notice of the acts constituting grounds for such termination and in the event such acts are capable of being cured, the Company shall give Executive a period of 20 days within which to cease and correct such acts, such that there is no longer grounds for termination for cause, and if Executive fails to cease and correct such acts the Agreement shall be deemed terminated), or misappropriation of funds;

(iii) Substance abuse, including abuse of alcohol or use of illegal narcotics, or other drugs or substances, for which Executive fails to undertake and maintain effective treatment within 15 days after being requested to do so by the Company; or

(iv) Executive’s continuing material failure or refusal to perform the duties associated with her position with the Company, or to carry out in all material respects the lawful directives of the President (other than such failure resulting from Executive’s incapacity due to injury, physical or mental illness, disability or death); provided that the Company shall give Executive written notice of the acts and in the event such acts are capable of being cured, the Company shall give Executive a period of 20 days within which to cease and correct such acts, such that there is no longer grounds for termination for cause, and if Executive fails to cease and correct such acts this Agreement shall be deemed terminated and Executive shall have no right to receive the benefits/payments provided herein.

(d) “Good reason” shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (i) through (vi) hereof:

(i) a material change in the authority, duties and responsibilities of the Executive so as to be inconsistent with his or her background, training and experience;

(ii) a reduction in the Executive’s base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within thirty (30) days of the date due;

(iii) the Company’s requiring the Executive to be based at a place (other than the Company’s Oxford plant) outside a 30-mile radius from her principal place of employment immediately prior to such a Change in Control, except for reasonably required travel on the Company’s business which is not greater than such travel requirements prior to the Change in Control;

(iv) the failure by the Company to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any compensation or employee benefit plan in which the Executive was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

(v) any material breach by the Company of any provision of this Agreement, which failure has not been cured within twenty (20) days after written notice of such failure has been given by Executive to the Company; or

(vi) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement.

(e)  If prior to a Change of Control, (i) Executive’s employment is terminated by the Company other than for cause (as defined in Section 4(c) hereof) or (ii) Executive terminates her employment for any of the reasons described in Section 4(d)(i-vi) and the Executive reasonably demonstrates that her termination or the event or conditions described in Section 4(d)(i-iv) (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control and who effectuates a Change of Control (a “Third Party”), or (2) otherwise occurred in connection with, or in the anticipation of, a Change of Control which actually occurs, then Executive shall be entitled to receive those payments, compensation and benefits set forth in Section 5 as severance and in lieu of any other damages which Executive may suffer as a direct or indirect result of the termination of Executive’s employment with the Company.

Section 5.  Executive Benefits Following Change of Control. In the event of termination of Executive’s employment upon a Change of Control as provided in Sections 4(a) or (b) above, Executive shall be entitled to the payments, compensation and benefits described below:

(a) Severance. Except as provided in Section 5(g), below, Executive shall be entitled to receive in lieu of all other damages and benefits to which Executive may otherwise be entitled as a direct or indirect result of such termination, (i) her annual base salary then in effect payable over 12 months, (ii) a cash bonus equal to the greater of the (x) Executive’s target bonus under Tasty Baking Company’s Annual Incentive Plan for the fiscal year in which the Change of Control occurred or (y) average of the annual bonuses paid or payable to the Executive during the two full fiscal years immediately prior to the Change of Control, (iii) group medical and life insurance benefits for a period of 12 months after the date of termination equivalent to the same level of Company-provided coverage Executive was receiving immediately prior to her termination (provided Executive satisfies the insurability criteria and complies with the conditions of such plans), (iv) any unpaid accrued benefits due to Executive through the date of such termination, (v) reimbursement for any expenses to which Executive is entitled through the date of such termination, and (vi) any indemnification obligations to which Executive may become entitled from the Company whether by contract or pursuant to the Company’s charter or Bylaws. Except as otherwise provided in Section 5(g), below, payments due under clause (i) of the first sentence of this subsection, shall be paid by the Company periodically in accordance with normal payroll practices for senior executives and the amount due under clause (ii) above shall be paid in the same quarter as such payments were made prior to the Change of Control. To the extent that the Company deems it undesirable to cover Executive under the Company’s group medical and life insurance plans, then the Company shall provide Executive with the same level of coverage under individual policies or pay cash to Executive equal to the cost to the Company for such benefits to Executive immediately prior to termination of her employment.

(b) Accelerated Vesting of Awards. In the event of a Change of Control and regardless of whether Executive’s employment is terminated in connection with such Change of Control, one hundred percent (100%) of any outstanding incentive awards (including restricted stock and performance shares or units, stock options or stock appreciation rights) shall vest or become exercisable immediately and any restrictions thereon shall lapse; provided, however, nothing in this paragraph shall prevent the Company from exercising any rights it may have pursuant to any employee benefit plan (or grant agreement executed thereunder) in the event the Executive is terminated for Cause.

(c) Aggregate Cap. Executive and the Company expressly agree that in no event shall the aggregate amount of change of control benefits payable to Executive hereunder plus the amount of change of control benefits payable to all other Senior Executives of the Company exceed three percent (3%) of the total transaction value for such Change of Control, as such value and percentages are then determined by a nationally-recognized executive compensation consulting firm or investment banking firm at the time of such Change of Control. The Company shall have an independent accounting firm (the “Accountants”) determine promptly after a Change of Control the aggregate amount of Change of Control benefits payable by the Company to Executive and all other senior executives of the Company, and the amount, if any, by which the cap set forth in the preceding sentence is exceeded. Such excess shall be allocated among Executive and all other senior executives of the Company receiving change of control benefits in the same proportion as the total amount of their individual change of control benefits relates to the aggregate amount of change of control benefits for all such persons as a group.

(d) Golden Parachute Excise Tax Cap. Notwithstanding the foregoing provisions of this Agreement, if the aggregate present value of the payments and benefits to be made or afforded to the Executive under this Section, plus other payments and benefits to be made or afforded to Executive in the event of a Change of Control, would equal or exceed three times the Executive’s “base amount” (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and any successor provision thereto) as of the date of the Change of Control, the payments and benefits to be made or afforded to the Executive under this Agreement shall be reduced to the extent necessary to ensure that such aggregate present value is one dollar ($1.00) less than three times such base amount. The determination of whether the aggregate present value of payments and benefits to be made or afforded to the Executive in the event of a Change of Control would equal or exceed three times the Executive’s base amount, and the amount of the reduction necessary to ensure that such aggregate present value is one dollar ($1.00) less than three times such base amount, shall be made by a certified public accountant or other competent professional selected by the Company.

(e) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source. However, the Executive shall not be entitled to receive the medical coverage and benefits contemplated by this Agreement in the event that the Executive receives similar medical coverage and benefits as a result of new employment during the period that severance payments are being paid to Executive hereunder.

(f) Release. The payments and benefits made pursuant to this Section 5 are expressly conditioned upon Executive’s first signing a valid general release and waiver in a form reasonably acceptable to the Company, pursuant to which Executive shall release and waive all claims that he may have against the Company arising during or in any way related to Executive’s employment with the Company except for the Company’s continuing obligations to Executive hereunder. The release shall be in favor of the Company, its affiliates, officers, directors, employees, representatives and agents. Payments by the Company shall commence within 30 days after delivery of such executed release provided Executive has not revoked the release.

(g) Section 409A Restrictions. If and only to the extent necessary to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 as amended (the “Code”) and the regulations and other guidance promulgated thereunder by the Internal Revenue Service (hereafter referred to as “Section 409A”), the payments, compensation and benefits provided to the Executive by this Section 5 shall be subject to the restrictions of Section 409A. If any stock of the Company is publicly traded on an established securities market or otherwise as of the date of Executive’s termination of employment and Executive is a “key employee,” as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof), the Executive shall receive such payments, compensation and benefits in accordance with Section 5(a), above, except as provided below or as otherwise permitted by Section 409A:

(i) Payments of annual base salary and annual cash bonus amounts shall commence not earlier than the date that is six months following the Executive’s termination of employment. If the Executive would have otherwise received any salary and/or bonus payments during the first six months after termination of employment but for this Section 5(g), such payments shall be made in a single sum to the Executive on the first business day following the date that is six months after her termination of employment. In addition, the Company shall pay the Executive interest on payments that are delayed because of this Section 5(g) at the Moody’s Aa rate for corporate bonds as of the last business day preceding the beginning of the calendar year in which such payments would have otherwise been paid to the Executive pursuant to Section 5(a), above.

(ii) If the Company determines to provide life insurance coverage to the Executive in accordance with Section 5(a), above, that would otherwise be includible in the Executive’s income, the Executive must timely pay to the Company all premiums for such coverage that are due prior to six months following Executive’s termination of employment. The Company will pay all premiums that are due for such life insurance coverage in accordance with Section 5(a) starting six months after the Executive’s termination of employment and will reimburse the Executive for the premiums that the Executive has paid on the first business day following the date that is six months after the Executive’s termination of employment. If, pursuant to Section 5(a), the Company decides to pay cash to the Executive equal to the cost of providing group or individual life insurance coverage to the Executive in lieu of providing life insurance coverage, the Company shall pay such cash to the Executive on the first business day following the date that is six months after the Executive’s termination of employment. If the Company decides to pay cash to the Executive in lieu of life insurance coverage, the Company shall give written notice to the Executive of such decision at least 15 days prior to the lapse of Company-provided life insurance coverage for the Executive.

(iii) Reimbursement for expenses which would be excludable from the Executive’s income or which would be deductible business expenses under Section 162 of the Code (without regard to adjusted gross income limitations) and payment of indemnification obligations which would be excludable from the Executive’s income shall be promptly made to the Executive in accordance with Section 5(a), but not later than the end of the second calendar year following the date of the Executive’s termination of employment, or such later date as may be permitted by Section 409A.

(iv) Reimbursement for any expenses which would otherwise be includable in the Executive’s income and payment of any indemnification obligations which would be includable in the Executive’s income shall be made in accordance with Section 5(a), provided that any such reimbursements or payments shall be made not earlier than the date that is six months after the Executive’s termination of employment.

Section 6.  Assignment. This Agreement shall not be assignable by the Company except to a successor to the Company or its business by way of merger, acquisition, purchase of all or substantially all of its assets or otherwise. The Company will require any successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume and expressly agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall not be assignable by Executive but it shall be binding upon and inure to the benefit of Executive’s heirs, executors, administrators and legal representatives.

Section 7. Confidential Information; Non-Solicitation.

(a) Executive agrees to hold in a fiduciary capacity for the benefit of the Company all of the Company’s business secrets and confidential information, knowledge and data relating to the Company or any of its affiliated companies and their respective businesses, which shall have been obtained by the Executive during her employment by the Company or any of its affiliated companies, including without limitation, information relating to such matters as finances, operations, processes, product recipes, new products in development, sales methods, equipment, techniques, plans, formulae, products, methods and know-how, customer requirements and names of suppliers. Executive’s obligations under this Section 7(a) shall not be deemed violated in the event that (i) Executive discloses any such information pursuant to order of a court of competent jurisdiction, provided Executive has notified the Company of such potential legal order and provided the Company with the opportunity to challenge or limit the scope of the disclosure, or (ii) such information becomes generally available from a source other than the Company, any of its affiliates, or any of their employees when such source is legally entitled, to the best of Executive’s knowledge, to make such information available, except that notwithstanding anything herein which may be construed to the contrary, in no event shall Executive be permitted to use or disclose any of the Company’s product recipes.

(b) Executive agrees, as a condition to the performance by the Company of its obligations hereunder, during the period of her employment and for the period specified below after termination of Executive’s employment as provided in Sections 4(a) or (b) above, that Executive shall not, within the applicable territory specified below, without the prior written approval of the Board, directly or indirectly, through any other person, firm or entity, whether individually or in conjunction with any other person, or as an employee, agent, consultant, representative, partner or holder of any interest in any other person, firm, entity or other association:

(i) For a period of one (1) year after termination of employment as provided in Sections 4(a) or (b) above, solicit, entice or induce any Customer (as defined below) located in any portion of the continental United States, to become a client, customer, original equipment manufacturer, distributor or reseller of any other person, firm or entity with respect to any products or services competing with the products and services then sold, licensed or under development by the Company or to cease doing business with the Company, or approach any such person, firm or entity for such purpose or authorize or knowingly approve the taking of any such actions by any other person; or

(ii) For a period of one (1) year after termination of employment as provided in Sections 4(a) or (b) above, solicit, entice or induce, directly or indirectly, any person who presently is an employee, route operator, contractor or business associate of the Company to become employed in the Territory by any other person, firm, entity or other association or to cease their employment or other business relationship with the Company, and Executive shall not approach any such persons for such purpose; or

(iii) For a period of six (6) months after termination of employment as provided in Sections 4(a) or (b) above, render services to, consult for, become employed by, own or have a financial or other interest in any person or entity that manufactures and/or provides products or services competing with the products or services then sold, licensed or under development by the Company.

For purposes of Section 7(b)(i), “Customer” shall mean (x) any person or entity which at the time of determination is, or shall have been within two years prior to such time, a client, customer, original equipment manufacturer, distributor or reseller of the Company, or (y) any person or entity to whom a detailed written proposal has been made within twelve (12) months immediately preceding the date of termination of Executive’s employment with the Company. For purposes of Section 7(b)(ii), “Territory” shall mean the states of Florida, North and South Carolina, Virginia, West Virginia, Maryland, Ohio, Pennsylvania, Delaware, New Jersey, New York, and Connecticut and the District of Columbia. For purposes of Sections 7(b)(i) and (iii), products or services “competing” with those of the Company shall include, but not be limited to, pre-packaged snack cakes or other bakery-type sweet products, pies, cakes, danish, donuts, pretzels, cookies, granola bars, energy bars, and baked salty snacks, excluding, however, bakery products intended to be purchased by the consumer as frozen.

(c) Executive agrees that in the event of breach of any of her obligations under this Section 7, the Company would suffer irreparable harm for which there is no adequate remedy at law, and that such harm may be impossible to measure in monetary damages. Accordingly, in addition to any other remedies which the Company may have at law or in equity, the Company shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Executive, and the Company shall be entitled to an injunction restraining Executive from violating the provisions hereof and shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Agreement. In such event, the Company shall be entitled to an accounting and repayment of all profits, compensation, remunerations or benefits which Executive, directly or indirectly, has realized or may realize as a result of, growing out of, or in conjunction with, any violation of this Agreement. Such remedies shall be in addition to and not in limitation of any relief or other rights or remedies to which the Company is or may be entitled at law or in equity or under this Agreement.

(d) If any part of this Section or the application thereof is construed to be invalid or unenforceable, then the other parts of this Section or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable provisions. If any provision in this Section is held to be unenforceable because of the area covered, the duration, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or scope thereof, and the provision shall then be enforceable in its modified form.

(e) Executive acknowledges that she will be able to earn a livelihood without violating the provisions of Section 7 of this Agreement. Executive further acknowledges that her rights have been limited by this Agreement only to the extent reasonably necessary to protect the legitimate interests of the Company and as consideration for the Company’s entering into this Agreement.

Section 8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

(a) To Executive:

(b) To Company:
  Tasty Baking Company
 Attention: Secretary
 3413 Fox Street
 Philadelphia, PA 19129

Addresses may be changed by notice in writing signed by the addressee.

Section 9.  Legal Fees. The Company shall reimburse the Executive for all reasonable legal fees and expenses incurred in good faith by the Executive as a result of any dispute with any party (including, but not limited to, the Company and/or any affiliate of the Company) regarding the payment of any benefit provided for in this Agreement pursuant to Sections 5(a), 5(b) and 9, (including, but not limited to, all such fees and expenses incurred in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872 (f)(2)(A) of the Code. Such payments shall be made within five (5) business days after delivery of the Executive’s written requests for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

Section 10. Mandatory Mediation/Arbitration. The procedures set forth in this Section 10 shall constitute the sole and exclusive procedures for the resolution of (i) any dispute under this Agreement or (ii) any other dispute between the parties, except for any dispute related to an alleged violation of Section 9 hereof or any claims by the Company for injunctive relief. The parties shall first attempt to resolve any dispute through mediation conducted in Philadelphia, Pennsylvania. The party seeking relief shall notify the other party in writing of the basis of the claim and the relief sought, and the parties shall meet to agree upon a neutral mediator. If the parties do not promptly agree on a neutral mediator, then any of the parties may notify J.A.M.S./Endispute, 345 Park Avenue, New York, New York, to initiate selection of a mediator from the J.A.M.S./Endispute Panel of Neutrals. The Company shall pay the fees and expenses of the mediator. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party(ies) may then seek relief through arbitration, which shall be binding, before a single arbitrator pursuant to the Commercial Arbitration Rules (“Rules”) of the American Arbitration Association (the “Association”). The place of arbitration shall be Philadelphia, Pennsylvania. Arbitration may be commenced at any time (after the mediator issues the written statement provided in the fourth sentence of this Section 10) by any party seeking arbitration by written notice to the other party(ies) by first class mail, postage prepaid. The arbitrator shall be selected by the joint agreement of the parties, but if the parties do not so agree within (30) business days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the Association, and such arbitrator shall be neutral, impartial, independent of the parties and others having any known interest in the outcome, shall abide by the ABA and AAA Code of Ethics for neutral arbitrators and shall have no ex parte communications about the dispute with either party. The arbitrator shall render a written decision within 60 days of completion of the arbitration. Any award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto and there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The costs and expenses of arbitration, including fees and expenses of the arbitrator, shall be paid by the Company. The arbitrator shall not be permitted to award punitive or similar type damages under any circumstances. With respect to an alleged violation of Section 9 hereof or any claim by the Company for injunctive relief, the Company, without prejudice to or compliance with the procedures set forth in this Section 10, is expressly permitted to institute legal proceedings to obtain a temporary restraining order, a preliminary and permanent injunction or other equitable relief.

Section 11.  Miscellaneous. This Agreement is the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and no change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning hereof.

This Agreement shall in all respects be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the first above written.

ATTEST:	TASTY BAKING COMPANY

___________________	By:_______________________

Secretary	Charles P. Pizzi
President and CEO

WITNESS:
___________________	____________________